Exhibit 99.1

Hawaiian Holdings, Inc.

Investor Update

Issue Date: December 20, 2012

Hawaiian Holdings, Inc. (the “Company”), parent of Hawaiian Airlines, Inc. (“Hawaiian”), issued the following Investor Update.

Fourth Quarter 2012 Outlook:

The Company has revised its expectations provided in its Third Quarter Earnings Release Conference Call on October 23, 2012.

Specifically, the Company expects its operating expense per available seat mile (ASM) excluding fuel to improve in the quarter ending December 31, 2012 (“4Q12”) and the full year ending December 31, 2012 (“full year 2012”).  For 4Q12, the Company now expects its operating expense per ASM excluding fuel to decrease in the range of down 12.5% to down 9.5%.  For the full year 2012, the Company now expects its operating expense per ASM excluding fuel to improve in the range of down 7.5% to down 4.5%.

The improvement in the Company’s operating expense per ASM excluding fuel for 4Q12 is primarily the result of an expected decrease in the frequent flyer liability and a corresponding expected decrease in expense.  Other minor changes in compensation and maintenance are also driving lower costs for the quarter.

On the revenue side, the Company also expects a decrease in passenger revenue per ASM of down 12.5% to down 9.5% and passenger revenue per revenue passenger mile (RPM) of down 11.5% to down 8.5%.

The majority of the decline in our unit revenue guidance is attributable to our international routes and the majority of that decline is the result of weakening overseas currencies and reductions in government mandated fuel surcharges.  The cause of the remaining reductions are market specific over-supply on certain routes in each business segment as reported at the end of the third quarter.

The table below summarizes the Company’s revised expectations for the quarter ending December 31, 2012 and the full year ending December 31, 2012, expressed as an expected change compared to the results for the quarter ended December 31, 2011 and the full year ended December 31, 2011 (the results for which are presented for reference).

Item	Fourth Quarter 2011	Prior Guidance	Revised Guidance
Operating Expense Per ASM Excluding Fuel (cents)	8.60	Down 8.5% to down 5.5%	Down 12.5% to down 9.5%
Passenger Revenue per ASM (cents)	12.58	Down 8.0% to down 5.0%	Down 12.5% to down 9.5%
Operating Revenue Per ASM (cents)	13.98	Down 8.5% to down 5.5%	Down 12.0% to down 9.0%
Passenger Revenue per RPM (cents)	15.03	Down 7.5% to down 4.5%	Down 11.5% to down 8.5%

Item	Full Year 2011
Operating Expense Per ASM Excluding Fuel (cents)	8.70	Down 6.0% to down 3.0%	Down 7.5% to down 4.5%

The Company continues to expect a 28.5% to 30.5% increase in ASMs in the quarter ending December 31, 2012.

Safe Harbor Statement

This investor update contains forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance including but not limited to statements regarding passenger revenue per available seat mile, operating revenue per available seat mile, passenger revenue per revenue passenger mile and cost per available seat mile excluding fuel.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results for the quarter ending December 31, 2012 and the full year ending December 31, 2012 to be materially different from any expected results, expressed or implied, in these forward-looking statements.  These risks and uncertainties include, without limitation, economic volatility; the price and availability of aircraft fuel; competition in the North America; Neighbor Island and International markets; reduced demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; and the Company’s ability to implement its growth strategy and related cost reduction goals.  The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.  Additional information on risk factors that could potentially affect the Company’s operations and financial results may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and subsequent filings with the Securities Exchange Commission.